POWER OF ATTORNEY


KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Arthur M. Coffey, Peter P. Hausback, Thomas L. McKeirnan, Anthony Dombrowik, Julie Langenheim and Kendel Edmunds, acting singly, the undersigned's true and lawful attorney-in-fact to:

     (1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of WestCoast Hospitality Corporation (the"Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 as amended, and the rules and regulations thereunder and any forms, documents, notices or instruments required pursuant to Rule 144 promulgated under the Securities Act of 1933 as amended;

     (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5 and any such forms, documents, notices or instruments required pursuant to Rule 144 and timely file and/or transmit such forms, documents, notices or instruments with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

     (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or Rule 144 promulgated under the Securities Act of 1933.

The  undersigned  agrees that each such  attorney-in-fact  may rely  entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact. The undersigned also agrees to indemnify and hold harmless the Company and each such attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the undersigned to such attorney-in-fact for purposes of executing, acknowledging, delivering or filing any forms, documents, notices or instruments described herein (including amendments thereto) and agrees to reimburse the Company and such attorney-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

This Power of Attorney shall remain in full force and effect until such Power of Attorney is revoked by the undersigned in a signed writing delivered to the attorneys-in-fact.




IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of March 12, 2004.


  /s/ Richard Barbieri
Signature



      Richard Barbieri
Print Name


STATE OF WASHINGTON        )
                           ) ss.
County of Spokane          )

On this 12th day of March, 2004, before me, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Richard Barbieri, to me known to be the individual who executed the within and foregoing instrument, and acknowledged the said instrument to be his free and voluntary act and deed, for the uses and purposes therein mentioned.

     GIVEN UNDER my hand and official seal the day and year in this certificate above written.


/s/ Julie M Langenheim
Print Name:Julie Langenheim
NOTARY PUBLIC in and for the State of Washington, residing at Medical Lake My appointment expires: 11/11/2005